SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2003

EVERCEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14919	06-1528142
(Commission File Number)	(IRS Employer Identification No.)

5 Pond Park Road, Hingham, Massachusetts	02043
(Address of Principal Executive Offices)	(Zip Code)

(781) 741-8800
(Registrant's telephone number, including area code)

ITEM 9.

            Evercel, Inc. has made public its results for the three months ended June 30, 2003, on the attached press release.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 14, 2003

EVERCEL, INC.

By: /s/ Garry Prime
      Garry Prime
      President

Evercel, Inc.

5 Pond Park Road

Hingham, MA 02043
Tel: (781)741-8800 Fax: (781)740-8919

Investor Contact:	Media Contact:
Anthony Kiernan	Bill Baker
Evercel	Baker Communications Group, LLC
781-741-8800	860-350-9100

Evercel, Inc., Reports 2003 Second Quarter Results

Hingham, Mass., August 14, 2003 -- Evercel, Inc. (NASDAQ: EVRC), a developer and manufacturer of advanced rechargeable batteries, reported second quarter revenue of $59,000, up from $19,000 in the second quarter of 2003. Net loss available to common shareholders was $869,000 ($0.08 per basic and diluted loss per share) compared to a loss of $691,000 ($0.06 per basic and diluted loss per share) in last year's second quarter.

For the six months ended June 30, 2003, the company reported revenues of $148,000, down from  $171,000 for the six months ended June 30, 2002. Net loss available to common shareholders was $1.7 million ($0.16 per basic and diluted loss per share) compared with a net loss of $1.3 million for the same period in 2002 ($0.12 per basic and diluted loss per share).

The revenues in the 2003 and 2002 periods were from the sale of scooter and marine batteries.

"Interest in the unique performance characteristics of our batteries remains high among OEM manufacturers of battery-powered products and we plan to translate that interest into sales in the second half of this year and into next year, " said Garry Prime, president and CEO. "In addition to educating the market about our products, we are simultaneously pursuing business opportunities that will help ensure the long-term financial stability and health of the company and which will enable us to fully realize the commercial potential of our battery products."

A conference call to discuss the second quarter results of the company has been scheduled for Thursday August 14, 2003, at 10:00 A.M. EDT. Interested parties can listen in via a live webcast at www.evercel.com  A replay version of the conference call will be available for two weeks after the call at (719) 457-0820.

About Evercel
Evercel, Inc. (www.evercel.com) is a manufacturer of proprietary high-performance, environmentally friendly and cost-effective nickel-zinc rechargeable batteries for a range of applications, including light electric vehicles such as scooters, bicycles, wheelchairs and other neighborhood electric vehicles, as well as other applications including trolling motors for boats, lawn mowers, and other specialized commercial products. The Company is based in Hingham, MA and operates a manufacturing facility though a Wholly Owned Foreign Enterprise in Xiamen, China.

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Evercel Second Quarter 2003 Results

This press release contains forward-looking statements, including statements regarding the Company's plans and expectations regarding the development and commercialization of its battery technology. All forward-looking statements are subject to risk and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, rapid technological change, and competition, as well as other risks set forth in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

(Financial tables attached)

Evercel Second Quarter 2003 Results

EVERCEL, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2003	2002

Revenues	$ 59	$ 19
Cost and expenses:
Cost of revenues	193	102
Administrative and selling expenses	588	598
Research and development	45	37
Total operating costs and expenses	826	737

Loss from operations	(767)	(718)

Interest income, net	5	67
Other income (expense), net	(2)	3
Minority interest	-	52

Loss before income taxes	(764)	(596)

Income tax expense (benefit)	-	-

Net loss	(764)	(596)

Preferred stock dividends	(105)	(95)

Net loss - common shareholders	$ (869)	$ (691)

Basic and diluted loss per share	$ (.08)	$ (.06)

Basic and diluted shares outstanding	10,435	10,404

See condensed notes to consolidated financial statements.

EVERCEL, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

	June 30,	December 31,
ASSETS	2003	2002
Current assets:
Cash and cash equivalents	$ 6,183	$ 10,377
Accounts receivable	74	172
Inventories	582	728
Other current assets	517	520
Total current assets	7,356	11,797

Property, plant and equipment, net	1,215	1,312
Other assets, net	2,776	2,977
Goodwill	342	-

TOTAL ASSETS	$ 11,689	$ 16,086

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 116	$ 142
Accrued liabilities	241	470
Total current liabilities	357	612

Other non-current liabilities	21	44
Note payable	2,361
Minority interest	-	5,005
Total liabilities	2,739	5,661

Shareholders' equity:

Preferred Stock ($0.01 par value); 1,000,000 shares authorized: 214,839 and 210,029 issued and outstanding at June 30, 2003 and December 31, 2002, respectively (with cumulative dividends at 8%).	2	2
Common Stock ($0.01 par value); 30,000,000 shares authorized: 10,435,260 and 10,422,156 issued and outstanding at June 30, 2003 and December 31, 2002, respectively.	104	104
Additional paid-in-capital	58,225	58,225
Accumulated other comprehensive income	1
Accumulated deficit	(49,382)	(47,906)
Total shareholders' equity	8,950	10,425

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 11,689	$ 16,086

See condensed notes to consolidated financial statements

EVERCEL, INC. AND SUBSIDIARY
STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2003	2002

Revenues	$ 148	$ 171
Cost and expenses:
Cost of revenues	397	250
Administrative and selling expenses	1,186	1,224
Research and development	57	118
Total operating costs and expenses	1,640	1,592

Loss from operations	(1,492)	(1,421)

Interest income, net	25	111
Other income (expense), net	(9)	37
Loss attributable to minority interest	-	135

Loss before income taxes	(1,476)	(1,138)

Income tax expense (benefit)	-	-

Net loss	(1,476)	(1,138)

Preferred stock dividends	(210)	(190)

Net loss - common shareholders	$ (1,686)	$ (1,328)

Basic and diluted loss per share	$ (0.16)	$ (0.12)

Basic and diluted shares outstanding	10,435	10,397

See condensed notes to consolidated financial statements.